El Paso Energy Corporation
       October 11, 2000
       Page 3



             [letterhead of Andrews & Kurth L.L.P.]

                                                 Exhibit 5.1


                         October 18, 2000

Board of Directors
El Paso Energy Corporation
El Paso Energy Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

     We have acted as special counsel to El Paso Energy Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement and Post-Effective Amendment No. 2 on Form S-3 filed by the Company with the Commission on August 27, 1999, file number 333-86049 (the "Registration Statement"), for the purpose of registering under the Act, among other securities, senior debt securities of the Company; (ii) the preparation of a prospectus supplement dated December 14, 1999 (the "Prospectus Supplement") in connection with the issuance of up to $600,000,000 aggregate principal amount of Medium Term Notes Due Nine Months of More From Date Issued of the Company and (iii) the preparation of a pricing supplement dated October 5, 2000 (the "Pricing Supplement") in connection with the issuance of $300,000,000 aggregate principal amount of 8.050% Medium Term Senior Notes of the Company (the "Notes").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended to the date hereof, including the form of prospectus included therein and the documents incorporated by reference therein, the Prospectus Supplement and the Pricing Supplement, (ii) the Company's Certificate of Incorporation and By-laws, each as amended to date, and (iii) the Indenture relating to the Company's senior debt securities, dated as of May 10, 1999, and the First, Second, Third and Fourth Supplemental Indentures thereto (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have assumed that the Notes and the Indenture, when executed, will be executed in substantially the forms reviewed by us. In addition, we have assumed the receipt by each person to whom a Note is to be issued (collectively, the "Note Holders") of a certificate for such Note or of a global certificate by the Depository Trust Company, acting as agent, and the payment for the Note so acquired, in accordance with the Registration Statement, and that the Notes are issued and sold to the Note Holders in accordance with the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others. We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective.

     Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered, and (ii) the Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement:

     (A) the Indenture will be a valid and legally binding instrument of the Company, and

     (B) the Notes will be legally issued and will constitute
valid and legally binding     obligations of the Company.

     The opinion expressed above with respect to the legally binding effect of the Indenture and the Notes is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     We express no opinion other than as to the federal laws of the United States of America to the extent specifically referred to herein, the laws of the State of New York and the Delaware General Corporation Law. We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus dated December 3, 1999 and in the Prospectus Supplement dated December 14, 1999 which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Commission relating thereto.


                                   Very truly yours,
                                   /s/ Andrews & Kurth L.L.P.